Exhibit 99.2

Reverse Mortgage Solutions, Inc.

and Subsidiaries

Consolidated Unaudited Financial Statements

June 30, 2012

(Restated)

Reverse Mortgage Solutions, Inc. and Subsidiaries

June 30, 2012

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30, 2012	December 31, 2011
	(Restated)	(Restated)

ASSETS

CURRENT ASSETS

Cash (including $1,125,000 restricted)	$17,060,526	$10,819,148
Accounts receivable	5,012,175	3,921,727
Due from related entities	532,872	596,942
Servicer advances, net	11,504,546	10,212,141
Investment in real estate held for sale	159,758	366,879
Prepaid expenses	500,235	286,502

TOTAL CURRENT ASSETS	34,770,112	26,203,339

PROPERTY AND EQUIPMENT, NET

Equipment	1,684,529	1,361,017
Furniture and fixtures	854,450	570,119
Leasehold improvements	360,873	229,559
Computer software	509,108	390,440

	3,408,960	2,551,135
Less: accumulated depreciation and amortization	(1,059,584)	(786,042)

TOTAL PROPERTY AND EQUIPMENT, NET	2,349,376	1,765,093

OTHER ASSETS

Reverse mortgage loans held for investment, net of an allowance for loan losses of $2,429,537 and $2,142,195	3,996,585,130	2,777,701,407
Mortgage servicing rights	11,769,756	11,815,190
Other real estate owned, net	15,238,019	10,373,051
Deferred tax asset	25,850,201	22,015,347
Investment in joint venture	69,248	48,382
Deposits	22,006	21,756

TOTAL OTHER ASSETS	4,049,534,360	2,821,975,133

TOTAL ASSETS	$4,086,653,848	$2,849,943,565

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets – Continued

	June 30, 2012	December 31, 2011
	(Restated)	(Restated)

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$49,299,014	$41,925,612
Warehouse lines of credit	126,733,001	88,744,526
Taxes payable	1,117,542	1,019,076
Other current liabilities	1,552,305	971,296

TOTAL CURRENT LIABILITIES	178,701,862	132,660,510

LONG-TERM LIABILITIES

Liability to GNMA Trusts	3,912,752,100	2,721,300,071
Capital lease obligation - long-term portion	111,518	—

TOTAL LONG-TERM LIABILITIES	3,912,863,618	2,721,300,071

TOTAL LIABILITIES	4,091,565,480	2,853,960,581

STOCKHOLDERS’ EQUITY

Convertible Preferred stock, 8% cumulative; $0.00000001 par value; authorized 10,000,000 shares including 9,615,385 shares designated as Series A Preferred stock; issued and outstanding 9,615,384 shares at $1.04 per share of Series A Preferred stock	—	—
Common stock, $0.00000001 par value; authorized 23,000,000 shares; issued and outstanding - 7,500,000 and 8,333,333 shares at June 30, 2012 and December 31, 2011, respectively	—	—
Additional paid-in capital	10,000,000	10,000,000
Retained deficit	(14,911,632)	(14,017,016)

TOTAL STOCKHOLDERS’ EQUITY	(4,911,632)	(4,017,016)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,086,653,848	$2,849,943,565

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations

	Six Months Ended June 30,
	2012	2011
	(Restated)	(Restated)

NET INTEREST INCOME

Interest income	$66,952,499	$43,770,845
Interest expense	58,721,843	37,388,225

Net interest income	8,230,656	6,382,620

Provision for loan losses	471,079	504,157

TOTAL NET INTEREST INCOME AFTER PROVISION	7,759,577	5,878,463

FAIR VALUE GAINS (LOSSES)
Change in fair value of mortgage servicing rights	(73,010)	1,519,498

TOTAL FAIR VALUE GAINS (LOSSES)	(73,010)	1,519,498

NONINTEREST INCOME

Loan administration fees	9,668,603	5,143,768
Asset management fees	5,671,258	1,591,425
Software development fees	2,535,463	1,336,464
Loan origination fees	139,800	90,625
Consulting fees and other income	65,010	80,340
Gain on sales of investment in real estate	46,116	180,430
Gains on sales of mortgage loans	6,505	—

TOTAL NONINTEREST INCOME	18,132,755	8,423,052

NONINTEREST EXPENSES

Personnel expenses	11,146,086	7,051,877
Curtailment expenses	6,446,498	5,809,562
Retail loan origination expenses	1,134,891	422,130
Loan servicing expenses	690,719	414,935
Professional fees	407,125	462,219
Rent and occupancy	433,554	300,342
Telephone, postage and delivery	387,198	248,319
Advertising and promotional expenses	281,047	155,630
Depreciation and amortization	274,010	341,374
Travel and entertainment	273,092	224,116
Software and equipment expenses	223,497	138,231
Other general and administrative expenses	678,621	500,656

TOTAL NONINTEREST EXPENSES	22,376,338	16,069,391

INCOME (LOSS) BEFORE INCOME TAXES	3,442,984	(248,378)

INCOME TAX EXPENSE (BENEFIT)	1,337,600	(157,741)

NET INCOME (LOSS)	$2,105,384	$(90,637)

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity

	Six Months Ended June 30, 2012
	Capital Stock, Issued		Additional		Total
	Convertible		Paid-In	Retained	Stockholders’
	Preferred	Common	Capital	Deficit	Equity

Balance, January 1, 2012 (Restated)	$—	$—	$10,000,000	$(14,017,016)	$(4,017,016)

Net income (Restated)	—	—	—	2,105,384	2,105,384
Cash dividend paid	—	—	—	(3,000,000)	(3,000,000)

Balance, June 30, 2012 (Restated)	$—	$—	$10,000,000	$(14,911,632)	$(4,911,632)

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2012	2011
	(Restated)	(Restated)

OPERATING ACTIVITIES

Net income (loss)	$2,105,384	$(90,637)
Items not requiring (providing) cash:
Interest income and premium amortization on reverse mortgage loans	(66,582,670)	(42,499,413)
Interest expense and premium amortization on liability to GNMA trusts	57,332,845	36,599,947
Change in fair value of mortgage servicing rights	73,010	(1,507,897)
Deferred income tax benefit	(3,834,854)	(2,138,933)
Depreciation and amortization	274,010	341,374
Provision for loan losses	471,079	504,157
Changes in:
Accounts receivable	(1,026,378)	(3,281,057)
Due from related entities	—	3,404,568
Servicer advances	(1,292,404)	(4,039,189)
Prepaid expenses	(213,734)	10,438
Accounts payable and accrued expenses	7,373,203	3,060,696
Taxes payable	98,466	384,044
Other current liabilities	507,516	112,005

Net cash provided by (used) in operating activities	(4,714,527)	(9,139,897)

INVESTING ACTIVITIES

Purchases of reverse mortgage loans	(1,202,008,906)	(325,238,078)
Repayments of reverse mortgage loans	44,372,006	29,867,255
Security deposits placed	(250)	—
Additions to property and equipment	(673,281)	(592,683)
Sales of investments in real estate	207,121	463,858
Investment in joint venture	(20,867)	(25,000)
Acquisition of mortgage servicing rights	(27,576)	(10,000)

Net cash used in investing activities	(1,158,151,753)	(295,534,648)

FINANCING ACTIVITIES

Proceeds from securitizations of reverse mortgage loans	1,187,651,883	360,701,458
Repayments of liability to GNMA trusts	(53,532,700)	(31,245,905)
Net change in warehouse lines of credit	37,988,475	(26,650,861)
Cash dividend paid	(3,000,000)	—

Net cash provided by financing activities	1,169,107,658	302,804,692

INCREASE (DECREASE) IN CASH	6,241,378	(1,869,853)

CASH, BEGINNING OF PERIOD	10,819,148	12,944,394

CASH, END OF PERIOD	$17,060,526	$11,074,541

SUPPLEMENTAL CASH FLOW INFORMATION
Capital lease for acquisition of property and equipment	$184,544	$—

See Notes to Consolidated Financial Statements

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1:	Restatement of Previously Issued Financial Statements

Subsequent to the completion of the acquisition of Reverse Mortgage Solutions, Inc. (“RMS” or the “Company”) by Walter Investment Management Corp. (“WIMC”) (see Note 11), WIMC discovered a failure to record certain estimated liabilities to investors relating to servicing errors by RMS. On May 31, 2013, WIMC management along with the auditors of RMS, McConnell & Jones, LLP, concluded that the audited consolidated financial statements for RMS for the years ended December 31, 2011 and 2010 and the unaudited consolidated financial statements as of June 30, 2012 and September 30, 2012 and the periods then ended included in previous Form 8-K filings should no longer be relied upon due to certain errors in those financial statements, WIMC has restated RMS’s audited consolidated financial statements for the years ended December 31, 2011 and 2010 and the unaudited consolidated financial statements as of June 30, 2012 and September 30, 2012 and the periods then ended. WIMC has also restated RMS’s audited consolidated financial statements for the year ended December 31, 2012.

Federal Housing Administration, or FHA, regulations provide that servicers meet a series of event-specific timeframes during the default, foreclosure, conveyance, and mortgage insurance claim cycles. Failure to timely meet any processing deadline may stop the accrual of debenture interest otherwise payable in satisfaction of a claim under the FHA mortgage insurance contract and the servicer may be responsible for making the investor whole for any interest curtailment due to not meeting the required event-specific timeframes. RMS has established a curtailment obligation liability related to the foregoing that reflects management’s best estimate of the probable lifetime claim. The portion of the liability applicable to each period presented is recorded in accounts payable and accrued expenses ($41.9 million and $35.4 million as of June 30, 2012 and December 31, 2011, respectively) with the related charge reflected as a noninterest expense. Subsequent to June 30, 2012, RMS recorded additional amounts related to this liability. The curtailment obligation liability was $52.9 million as of September 9, 2013, the date which the restated financial statements were available to be issued and the date through which subsequent events were evaluated (see Note 11 for additional information). The level of liability reflects management’s best estimate; however curtailment obligations are an emerging industry issue and there may be opportunities to mitigate these losses and reduce the ultimate cash impact. WIMC will continue its regular contact with HUD and other investors to monitor and address the current industry practices.

Separate from the above error the Company realized that when it adopted secure borrowing accounting in 2012 it had a mapping error in its calculation of interest income and interest expense which impacted prior periods that were being restated for this change in accounting. Both interest income and interest expense were overstated by the same amounts and there was no impact on net interest income, the Company’s cash flows or its financial position.

Provided below is a summary of the impact of this change net of taxes on the consolidated balance sheets at June 30, 2012 and December 31, 2011 and the consolidated statements of operations and the consolidated statements of cash flows for the six months ended June 30, 2012 and 2011 as well as the cumulative effect of the restatement on retained earnings as of January 1, 2012. Also shown below is the restatement of Interest Income and Interest Expense for the error described above.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Balance Sheet Impact

In the tables below, the consolidated balance sheets are presented “as previously reported” and “as restated” with the amount of the related restatement adjustments, which are also described below.

	June 30, 2012
	As Previously	Restatement
	Reported	Adjustments	As Restated

Total Current Assets	$34,770,112	$—	$34,770,112

Total Property and Equipment	2,349,376	—	2,349,376

Deferred tax asset (1)	10,239,394	15,610,807	25,850,201
All other	4,023,684,159	—	4,023,684,159

Total Other Assets	4,033,923,553	15,610,807	4,049,534,360

Total Assets	4,071,043,041	15,610,807	4,086,653,848

Accounts payable and accrued expenses (2)	7,446,986	41,852,028	49,299,014
All other	129,402,848	—	129,402,848

Total Current Liabilities	136,849,834	41,852,028	178,701,862

Total Long-Term Liabilities	3,912,863,618	—	3,912,863,618

Total Liabilities	4,049,713,452	41,852,028	4,091,565,480

Additional paid-in capital	10,000,000	—	10,000,000
Retained earnings (deficit)	11,329,589	(26,241,221)	(14,911,632)

Total Stockholders’ Equity (Deficit)	21,329,589	(26,241,221)	(4,911,632)

Total Liabilities and Stockholders’ Equity	$4,071,043,041	$15,610,807	$4,086,653,848

(1)	Deferred tax assets were increased to record the tax benefit of the curtailment liability adjustment.
(2)	Accounts payable and accrued expenses were increased to record a liability for curtailment expenses.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

	December 31, 2011
	As Previously Reported	Restatement Adjustments	As Restated

Total Current Assets	$26,203,339	$—	$26,203,339

Total Property and Equipment	1,765,093	—	1,765,093

Deferred tax asset (1)	8,809,084	13,206,263	22,015,347
All other	2,799,959,786	—	2,799,959,786

Total Other Assets	2,808,768,870	13,206,263	2,821,975,133

Total Assets	2,836,737,302	13,206,263	2,849,943,565

Accounts payable and accrued expenses (2)	6,520,082	35,405,530	41,925,612
All other	90,734,898	—	90,734,898

Total Current Liabilities	97,254,980	35,405,530	132,660,510

Total Long-Term Liabilities	2,721,300,071	—	2,721,300,071

Total Liabilities	2,818,555,051	35,405,530	2,853,960,581

Additional paid-in capital	10,000,000	—	10,000,000
Retained earnings (deficit)	8,182,251	(22,199,267)	(14,017,016)

Total Stockholders’ Equity (Deficit)	18,182,251	(22,199,267)	(4,017,016)

Total Liabilities and Stockholders’ Equity	$2,836,737,302	$13,206,263	$2,849,943,565

(1)	Deferred tax assets were increased to record the tax benefit of the curtailment liability adjustment.
(2)	Accounts payable and accrued expenses were increased to record a liability for curtailment expenses.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Statement of Operations Impact

In the tables below, the consolidated statements of operations are presented “as previously reported” and “as restated” with the amount of the related restatement adjustments, which are also described below.

	Six Months Ended June 30, 2012
	As Previously Reported	Restatement Adjustments	As Restated
Interest income (1)	$107,408,015	$(40,455,516)	$66,952,499
Interest expense (1)	99,177,359	(40,455,516)	58,721,843
Provision for loan losses	471,079	—	471,079

Total Net Interest Income After Provision	7,759,577	—	7,759,577

Total Fair Value Gains (Losses)	(73,010)	—	(73,010)

Total Noninterest Income	18,132,755	—	18,132,755

Curtailment expenses	—	6,446,498	6,446,498
All other noninterest expenses	15,929,840	—	15,929,840

Total Noninterest Expenses	15,929,840	6,446,498	22,376,338

Income (Loss) Before Income Taxes	9,889,482	(6,446,498)	3,442,984

Income Tax Expense (Benefit) (2)	3,742,144	(2,404,544)	1,337,600

Net Income (Loss)	$6,147,338	$(4,041,954)	$2,105,384

(1)	Interest income and interest expense were reduced due to incorrect mapping of accounts. The net effect of this reclassification error is zero.
(2)	Income tax expense was reduced to record the deferred tax benefit of the curtailment liability adjustment.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

	Six Months Ended June 30, 2011
	As Previously Reported	Restatement Adjustments	As Restated
Interest income (1)	$65,028,407	$(21,257,562)	$43,770,845
Interest expense (1)	58,645,787	(21,257,562)	37,388,225
Provision for loan losses	504,157	—	504,157

Total Net Interest Income After Provision	5,878,463	—	5,878,463

Total Fair Value Gains (Losses)	1,519,498	—	1,519,498

Total Noninterest Income	8,423,052	—	8,423,052

Curtailment expenses	—	5,809,562	5,809,562
All other noninterest expenses	10,259,829	—	10,259,829

Total Noninterest Expenses	10,259,829	5,809,562	16,069,391

Income (Loss) Before Income Taxes	5,561,184	(5,809,562)	(248,378)

Income Tax Expense (Benefit) (2)	2,009,226	(2,166,967)	(157,741)

Net Income (Loss)	$3,551,958	$(3,642,595)	$(90,637)

(1)	Interest income and interest expense were reduced due to incorrect mapping of accounts. The net effect of this reclassification error is zero.
(2)	Income tax expense was reduced to record the deferred tax benefit of the curtailment liability adjustment.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Consolidated Statements of Cash Flows Impact

The restatement adjustments to the consolidated statements of cash flows reflect the change in net income, payables and accrued liabilities as well as deferred tax expense (benefit). The restatement adjustments do not affect the net cash used in operating and investing activities, provided by financing activities or the cash balances.

In the tables below, the consolidated statements of cash flows are presented “as previously reported” and “as restated” with the amount of the related restatement adjustments.

	Six Months Ended June 30, 2012
	As Previously Reported	Restatement Adjustments	As Restated
OPERATING ACTIVITIES

Net income	$6,147,338	$(4,041,954)	$2,105,384
Items not requiring (providing) cash:
Deferred income tax benefit	(1,430,310)	(2,404,544)	(3,834,854)
All other	(8,431,726)	—	(8,431,726)
Changes in:
Accounts payable and accrued expense	926,705	6,446,498	7,373,203
All other	(1,926,534)	—	(1,926,534)

Net cash used in operating activities	(4,714,527)	—	(4,714,527)

INVESTING ACTIVITIES

Net cash used in investing activities	(1,158,151,753)	—	(1,158,151,753)

FINANCING ACTIVITIES

Net cash provided by financing activities	1,169,107,658	—	1,169,107,658

INCREASE IN CASH	6,241,378	—	6,241,378

CASH, BEGINNING OF YEAR	10,819,148	—	10,819,148

CASH, END OF YEAR	$17,060,526	$—	$17,060,526

SUPPLEMENTAL CASH FLOW INFORMATION

Capital lease for acquisition of property and equipment	$184,544	$—	$184,544

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

	Six Months Ended June 30, 2011
	As Previously Reported	Restatement Adjustments	As Restated
OPERATING ACTIVITIES

Net income	$3,551,958	$(3,642,595)	$(90,637)
Items not requiring (providing) cash:
Deferred income tax expense (benefit)	28,034	(2,166,967)	(2,138,933)
All other	(6,561,832)	—	(6,561,832)
Changes in:
Accounts payable and accrued expense	(2,748,866)	5,809,562	3,060,696
All other	(3,409,191)	—	(3,409,191)

Net cash used in operating activities	(9,139,897)	—	(9,139,897)

INVESTING ACTIVITIES

Net cash used in investing activities	(295,534,648)	—	(295,534,648)

FINANCING ACTIVITIES

Net cash provided by financing activities	302,804,692	—	302,804,692

DECREASE IN CASH	(1,869,853)	—	(1,869,853)

CASH, BEGINNING OF YEAR	12,944,394	—	12,944,394

CASH, END OF YEAR	$11,074,541	$—	$11,074,541

Cumulative Effect of Change on Retained Earnings

The cumulative effect of the restatement due to correction of an error as of January 1, 2012 was a decrease to retained earnings of $22.2 million.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2:	Nature of Operations and Basis of Presentation

Nature of Operations

Reverse Mortgage Solutions, Inc. (“RMS” or “the Company”), a Delaware Corporation, was incorporated on February 21, 2007. The Company is a technology-focused reverse mortgage company that was formed to build a proprietary suite of origination, servicing and securitization software solutions specifically for the reverse mortgage market. The Company has utilized its proprietary systems to become a mortgage servicer, asset manager, capital markets participant and consultant in the reverse mortgage market.

RMS is approved as a HUD/FHA Title I and Title II Non-Supervised Lender. It is also a Fannie Mae approved Home Equity Conversion Mortgage (“HECM”) Seller/Servicer, as well as an approved Ginnie Mae (“GNMA”) Issuer, Servicer and Master Servicer for reverse mortgage HMBS. At June 30, 2012 and December 31, 2011, the Company serviced more than 74,000 and 61,000 reverse mortgage loans with outstanding balances of $12.1 billion and $8.9 billion, respectively, located in all fifty states and Puerto Rico.

The Company has a loan servicing operations center in Spring, Texas. The staff at this office primarily services reverse mortgage loans. An office in Houston, Texas houses the Company’s real estate owned (“REO”) asset management operations. A loan originations office is located in Hiram, Georgia, and the Company’s information technology center is located in Palm Beach Gardens, Florida.

RMS Asset Management Solutions, LLC is a wholly-owned subsidiary of the Company, incorporated on October 1, 2009 in the State of Delaware as a limited liability company. It provides property management services for investor-owned REO properties.

Mortgage Asset Systems, LLC is a wholly-owned subsidiary of the Company, incorporated on March 12, 2007 in the State of Delaware as a limited liability company. It provides consulting services to software customers; however, it was not active in 2011 or 2010.

Specialty Servicing Solutions, LLC is a wholly-owned subsidiary of the Company, incorporated on June 17, 2009 in the State of Delaware as a limited liability company. The Company offers specialty servicing to investors; however, it was not active in 2011 or 2010.

RMSI Consulting, LLC is a wholly-owned subsidiary of the Company, incorporated on June 17, 2009 in the State of Delaware as a limited liability company. It will provide various mortgage related consulting services; however, it has not done any business as of December 31, 2011.

REO Leasing Solutions, LLC is a wholly-owned subsidiary of the Company, incorporated on June 17, 2009 in the State of Delaware as a limited liability company. It will provide property management services for both forward and reverse REO properties, but it was not active in 2011 or 2010.

Mortgage Consultants of America Corporation (“MCA”) is a wholly-owned subsidiary of the Company that was acquired in a stock purchase transaction on February 9, 2012. MCA was incorporated in the State of Texas on September 25, 1990; however, it has been inactive for several years. It will provide consulting services to the mortgage industry. The Company acquired MCA from a related party. Refer to Note 9 for additional information.

Central Asset Review, LLC is a wholly-owned subsidiary of the Company, incorporated on April 9, 2012 in the State of Delaware as a limited liability company. It will provide claims review services for reverse mortgage investors; however, it has not done any business through the date of this report.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Basis of Presentation

In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, necessary for a fair statement of financial position, results of operations and cash flows. The information included in these interim consolidated financial statements should be read in conjunction with the consolidated financial statements and the accompanying notes included in our Annual Report for the year ended December 31, 2011. The results of operations for the six months ended June 30, 2012 are not necessarily indicative of the operating results for the full year or for any other subsequent interim period.

Use of Estimates

In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to prepayment speeds, borrower mortality rates and default rates used in the valuation of mortgage servicing rights, the allowance for loan losses and the amortization of premiums on reverse mortgage loans held for investment and the liability to GNMA trusts.

Reclassifications

Amounts in the prior period’s financial statements have been reclassified whenever necessary to conform to the current period’s presentation.

Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued new guidance regarding balance sheet offsetting disclosures effective for annual reporting periods beginning on or after January 1, 2013 and interim periods within those annual periods. The guidance should be applied retrospectively for all comparative periods presented. The amendments require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effects of those arrangements on its financial position. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The Company is currently evaluating the impact of this guidance on its consolidated financial statements and related disclosures.

In May 2011, the FASB issued new accounting guidance for fair value measurements. This new accounting guidance clarifies existing fair value measurement requirements and changes certain fair value measurement principles and disclosure requirements that will be effective on January 1, 2012. The Company does not expect the adoption of this accounting guidance to have a material impact on its consolidated financial statements.

In April 2011, the FASB issued new accounting guidance for repurchase agreements and other agreements that both entitle and obligate a transferor to repurchase or redeem financial assets before their maturity. The new guidance removes the requirement to consider a transferor’s ability to fulfill its contractual rights from the criteria when determining effective control and is effective prospectively to any transactions occurring on or after January 1, 2012. The Company does not expect the adoption of this accounting guidance to have a material impact on its consolidated financial statements.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3:	Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A three-tier fair value hierarchy is used to prioritize the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted market prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The three levels of the fair value hierarchy are as follows:

•	Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2—Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3—Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

In general, the Company estimates the fair value of financial instruments based upon quoted market prices or quoted market prices for similar instruments, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Fair value is used on a recurring basis for MSRs. Refer to Note 5 for disclosure of fair value information related to MSRs. Fair value is used on a nonrecurring basis to evaluate assets for impairment or as required for disclosure purpose by applicable accounting guidance on disclosures about fair value of financial instruments. Depending on the nature of the assets and liabilities, various valuation techniques and assumptions are used when estimating fair value.

Fair Value of Financial Instruments

The carrying amount and estimated fair value of the Company’s financial assets and liabilities as of June 30, 2012 and December 31, 2011.

	June 30, 2012		December 31, 2011
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial assets
Reverse mortgage loans held for investment	$3,996,585,130	$4,157,079,000	$2,777,701,407	$2,918,193,112
Financial liabilities
Warehouse lines of credit	126,733,001	126,733,001	88,744,526	88,744,526
Liability to GNMA trusts	3,912,752,100	4,095,248,000	2,721,300,071	2,808,686,103

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

A description of the methods and significant assumptions used in estimating the fair value of the Company’s financial instruments that are not measured at fair value on a recurring basis is provided below.

•	Reverse mortgage loans held for investment—These loans are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the loans. The Company’s valuation considers assumptions that a market participant would consider in valuing the loans, including but not limited to, assumptions for prepayments, credit and discount rate.

•	Warehouse lines of credit—The estimated fair value of the warehouse lines of credit approximates its carrying amount due to the short-term nature of the liability.

•	Liability to GNMA trusts—This liability is not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the liability. The Company’s valuation considers assumptions that a market participant would consider in valuing the liability, including but not limited to, assumptions for prepayments, credit and discount rate.

Note 4:	Reverse Mortgage Loans Held for Investment, Net

Reverse mortgage loans held for investment consist of HECM reverse mortgage loans that have been transferred to GNMA securitization trusts as well as those that are held by the Company but have not yet been transferred to GNMA trusts. The mortgage loans transferred to the GNMA securitization trusts are pledged as collateral to the mortgage-backed debt issued by the trusts and are not available to satisfy the claims of the general creditors of the Company.

The components of the carrying amount of reverse mortgage loans held for investment is summarized in the following table:

	June 30, 2012	December 31, 2011

Reverse mortgage loans, principal balance	$3,775,194,239	$2,641,436,994
Unamortized premiums	223,820,428	138,406,608
Allowance for loan losses	(2,429,537)	(2,142,195)

Reverse mortgage loans held for investment, net	$3,996,585,130	$2,777,701,407

The principal balance of HECM reverse mortgage loans pledged as collateral to the GNMA securitization trusts as of June 30, 2012 and December 31, 2011 was $3,641.5 million and $2,545.2 million, respectively.

The principal balance of HECM reverse mortgage loans pledged as collateral to the warehouse lines of credit as of June 30, 2012 and December 31, 2011 was $127.6 million and $94.2 million, respectively.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Allowance for Loan Losses

The following table summarizes the activity in the allowance for loan losses for reverse mortgage loans held for investment.

	Six Months Ended June 30,
	2012	2011

Balance at beginning of period	$2,142,195	$1,099,239
Provision for loan losses	471,079	504,157
Charge-offs	(183,737)	(47,478)

Balance at end of period	$2,429,537	$1,555,918

Note 5:	Mortgage Servicing Rights

Mortgage servicing assets (“MSRs”) arise from mortgage servicing contracts where the benefits of servicing are expected to more than adequately compensate the servicer for performing the servicing. Mortgage servicing liabilities arise from mortgage servicing contracts where the estimated future revenues are not expected to adequately compensate the servicer for performing the servicing. The Company has elected to measure all MSR assets and liabilities at fair value.

The changes in the carrying amounts of MSRs for six months ended June 30, 2012 and 2011 are summarized as follows:

	Six Months Ended June 30,
	2012	2011

Fair value at beginning of the period	$11,815,190	$10,737,449
Additions:
Cost of MSRs purchased from other servicers	27,576	—
Fair value of purchased MSRs in excess of cost	47,234	—
Fair value of other MSRs assumed without cash payment	448,833	—
Changes in fair value:
Due to loan pay-offs and realization of cash flows	(569,077)	(203,370)
Due to changes in valuation inputs or model assumptions	—	1,721,268

Fair value at end of the period	$11,769,756	$12,255,347

The measurement of fair value for the MSRs is classified as Level 3 in the fair value hierarchy. The fair value of the MSRs is estimated using the present value of project cash flows over the estimated period of net servicing income. The fair value was estimated using a 15% discount rate and annual servicing costs of $144 per loan. Loans were stratified using age/gender tranches, which is the most dominant characteristic affecting the mortality of reverse mortgage loans.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 6:	Warehouse Lines of Credit

The Company has a $75,000,000 revolving mortgage warehouse line of credit with Texas Capital Bank expiring May 21, 2013. During 2010 and 2011, interest on the credit line was computed at a rate equal to the note rate on the underlying mortgage collateral, with a floor of 4.5% and was subject to adjustment. The balance of outstanding borrowings at June 30, 2012 and December 31, 2011 was $73,847,914 and $69,668,555, respectively.

The Company has a $40,000,000 revolving mortgage warehouse line of credit with Community Trust Bank expiring November 30, 2012. During 2011, the Bank had granted a temporary increase in this warehouse credit line to a total of $55,000,000. The temporary increase expires on November 30, 2012. Interest on the credit line is computed at a rate equal to 30-Day LIBOR plus 3.5%, with a floor of 4.5% and is subject to adjustment. The balance of outstanding borrowings at June 30, 2012 and December 31, 2011 was $52,885,087 and $19,075,971, respectively.

The mortgage warehouse credit line with Texas Capital Bank is secured by a Money Market Demand Account on deposit with the Bank, in which a minimum deposit equal to 1.5% of the total available credit line must be maintained. These lines of credit are guaranteed jointly and severally by the common stockholders and contain covenants that require, among other things, the maintenance of certain tangible net worth, liquidity, and minimum year-to-date profit. The Company is in violation of certain of these covenants as of June 30, 2012 and December 31, 2011. The Company has been notified by Texas Capital Bank that these violations have been waived. Community Trust Bank is currently evaluating the debt covenant violations. As of the date of this financial report, the warehouse line of credit with Community Trust Bank is active under the terms described above. The Company believes that it has sufficient liquidity to conduct its business considering its $50 million revolving mortgage warehouse line of credit with UBS Real Estate Securities, Inc. entered into on August 16, 2012 (See Note 9) as well as other sources including Walter if needed.

Refer to Note 4 for information regarding HECM reverse mortgage loans pledged as collateral to the warehouse lines of credit.

Note 7:	Liability to GNMA Trusts

When the Company transfers HECM reverse mortgage loans to GNMA securitization trusts, the Company accounts for the transfer as a secured borrowing and recognizes a liability to the GNMA trusts, which is accounted for at amortized cost.

Provided in the table below is a summary of the components of this liability.

	June 30, 2012	December 31, 2011

Liability to GNMA trusts, principal balance	$3,650,279,266	$2,552,282,789
Unamortized premiums	262,472,834	169,017,282

Liability to GNMA trusts	$3,912,752,100	$2,721,300,071

At June 30, 2012 and December 31, 2011, the average remaining life of the liability to GNMA trusts was 4.6 years and 4.7 years, respectively.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8:	Stockholders’ Equity

The Certificate of Incorporation of the Company was amended and restated as of March 29, 2007. Upon filing of the amended and restated Certificate, the following classes of stock, number of shares, and par value were authorized.

•	23,000,000 shares of Common stock, par value of $0.00000001 per share, consisting of 20,500,000 shares of voting Common stock and 2,500,000 shares of non-voting Common stock. The number of shares issued and outstanding as of June 30, 2012 is 7,500,000 voting Common stock shares.

•	10,000,000 shares of Preferred stock, par value $0.00000001, consisting of 9,615,385 shares designated as “Series A Preferred stock.” As of June 30, 2012, 9,615,384 shares of Series A Preferred stock were issued and outstanding.

On April 3, 2012, Series A Preferred stockholders signed an amendment agreeing to allow a distribution to all shareholders as though the Class A Shares had converted to common stock. A total dividend payment of $3,000,000 was made in April 2012 to both common and preferred stockholders. As of June 30, 2012, the Series A Preferred stock had approximately $1,900,000 of cumulative dividends in arrears that had not been accrued. The Company, each Purchaser, and the other stockholders of the Company have executed a Right of First Refusal and Co-Sale agreement pertaining to these preferred shares.

Pursuant to a Stock Repurchase Agreement dated April 30, 2010, the Company repurchased all outstanding shares of common stock owned by one of the Company’s shareholders. Immediately prior to the execution of this agreement, this shareholder owned 2,500,000 shares of the Company’s voting common stock.

Note 9:	Related Party Transactions

The Company leases its Spring, Texas Operations Center from Paymaker, Inc., which is owned 50% by H. Marc Helm who is the President and CEO of RMS. The lease includes usage of all work cubicles, furniture, wiring, printers, and file servers in the rental areas and allocated storage space.

In March 2007, the Company entered into a Monitoring Agreement with JAM Equity Partners, LLC (“JAM”). Affiliates of JAM own 9,519,230 shares of the Company’s outstanding Series A Preferred Stock. Mr. Michael Sekits, a Member of JAM, also serves on the Company’s Board of Directors. Pursuant to this agreement, the Company engaged JAM to provide financial, managerial and operational advice in connection with the Company’s day-to-day operations and other management services. The Company agreed to pay JAM or its designated affiliate a fee of $25,000 per quarter for services rendered under this agreement. A total of $75,000 was paid during 2012.

JAM also has equity investments in two reverse mortgage origination companies, American Advisors Group (“AAG”) and Security One Lending (“S1L”), from which RMS purchases closed loans. RMS securitizes the acquired loans for sale in the secondary market. These purchases are made under terms and conditions that are similar to transactions where RMS purchases loans from unrelated mortgage originators. During the six months ended June 30, 2012, RMS purchased loans with principal balances from AAG and S1L totaling approximately $135 million and $151 million, respectively.

RMS holds a demand note receivable from AAG with a principal balance of $300,000 at June 30, 2012 and December 31, 2011. The demand promissory note is dated September 9, 2010. The loan was made to assist this company in expanding its loan warehouse credit facility to support higher origination volumes. Interest accrues at 8.5% and is payable monthly. Interest payments are current as of June 30, 2012. The Company also had accounts receivable from AAG and S1L totaling $232,872 at June 30, 2012, which is included in due from related entities on the consolidated balance sheet. Management believes all balances due from AAG and S1L are fully collectible.

On February 9, 2012, RMS purchased 100% of the outstanding capital stock of Mortgage Consultants of America Corporation (“MCA”). The stock was purchased for a total price of $100 from the spouse of H. Marc Helm who is the President and CEO of RMS. MCA is a Texas corporation that has been inactive for several years. It had no tangible assets and no liabilities at the date of acquisition.

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10:	Commitments and Contingencies

Litigation

The Company is involved in claims and legal proceedings arising from the normal course of business. Management believes that the final outcome of any of these matters will not have a material impact on the Company’s financial position or results of operations.

Capital Lease

The Company signed a four-year lease expiring in March 2015 to pay for certain equipment and software. The Company will incur monthly payments of $5,636 per month during the four year lease term. Future minimum capital lease payments required under the lease for the years ended December 31 are as follows:

2012	$33,813
2013	67,626
2014	67,626
2015	16,906

Total minimum lease payments	185,971
Amount representing interest	(15,520)

Present value of minimum lease payments	170,451
Less: Current maturities of capital lease obligations	58,933

Long-term capital lease obligations	$111,518

Reverse Mortgage Solutions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 11:	Subsequent Events

The Company evaluated subsequent events after the balance sheet date of June 30, 2012 through October 15, 2012, the date which the original financial statements were available to be issued and through September 9, 2013, the date which the restated financial statements were available to be issued.

On August 31, 2012, RMS and its stockholders entered into a definitive stock purchase agreement with WIMC, whereby WIMC would acquire all of the Company’s outstanding capital stock. On November 1, 2012, WIMC completed its acquisition of RMS for a total consideration of $136.6 million consisting of cash of $95 million and common stock with a fair value of $41.3 million.

On October 1, 2012, RMS received notification from a client company that its subservicing contract would be terminated effective December 1, 2012. Approximately 10,000 reverse mortgage loans being subserviced by RMS pursuant to this agreement were transferred to the new servicer in January 2013.

In April 2013, the Company entered into an agreement to acquire an MSR pool associated with reverse loans totaling $12.2 billion in unpaid principal balance from Wells Fargo Home Mortgage. The transfer to RMS is subject to regulatory approval.

On April 30, 2013, WIMC contributed the majority of the assets and operations of Security One Lending, a reverse mortgage originator, to RMS as an equity contribution of $34.4 million. Security One Lending was acquired by WIMC on December 31, 2012.

In August 2013, the Company recorded an additional $8.0 million of curtailment liability due to new guidance provided by HUD.

During the period since June 30, 2012, RMS amended warehouse line of credit agreements with Texas Capital Bank and Community Trust Bank and entered into new warehouse line agreements with UBS Real Estate Securities, Inc. and The Royal Bank of Scotland. These warehouse line agreements in the aggregate have a borrowing capacity of $395 million and are secured by certain residential loans. Interest rates on these agreements are primarily based on LIBOR, plus between 2.75% and 3.50%. The warehouse line agreements have expiration dates through May 2014.

All of RMS’ warehouse line agreements contain customary events of default and covenants, the most significant of which are financial covenants. Financial covenants that are most sensitive to the operating results and resulting financial position are minimum tangible net worth requirements, indebtedness to tangible net worth ratio requirements, and minimum liquidity and profitability requirements.

WIMC guarantees the Company’s performance and obligations under the GNMA Mortgage-Backed Securities Program. Due to the accounting treatment for reverse mortgage loan securitizations and the related issuance of HMBS obligations, RMS failed to meet its HMBS issuer financial requirements at December 31, 2012. GNMA was notified of the deficiency and issued an indefinite waiver on certain of these requirements. GNMA also affirmed the Company’s HMBS issuer status subject to an additional capital contribution from WIMC. On March 11, 2013, RMS received an equity contribution of $60 million from WIMC to satisfy this condition. WIMC has contributed additional equity of $85.1 million since March 11, 2013 and will continue to make additional equity contributions to meet the compliance requirements from GNMA if needed. In addition, WIMC has provided a guarantee beginning on the date of acquisition, November 1, 2012, whereby they guarantee RMS’ performance and obligations under the GNMA Mortgage-Backed Securities Program. RMS has also obtained a waiver through January 1, 2014 from Fannie Mae in relation to a similar capital requirement.